Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2026 Omnibus Share and Incentive Plan of Arbutus Biopharma Corporation of our report dated March 23, 2026 with respect to the consolidated financial statements of Arbutus Biopharma Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 5, 2026